Investor Relations Contacts:
Salzwedel Financial Communications, Inc.
(503) 722-7300
jeff@sfcinc.com

Telanetix Reports Second Quarter 2008 Results

- Grew total revenues to $8.0 million, up 4.5% from the first quarter 2008-
- Increased gross margin to 46.8% -

BELLEVUE, WA – August 14, 2008 - Telanetix, Inc. (OTC: TNXI) a leading IP solutions provider offering telepresence and VoIP services to the SMB and SME markets, reported financial results for its second quarter ended June 30, 2008.

Doug Johnson, Telanetix’s CEO, said, “During the second quarter, we met our financial and organizational objectives, growing revenue 4.5% and increasing gross margin 200 basis points when compared to first quarter 2008, both due to improvements in our video business.  We transformed our capital structure by restructuring debt, eliminating principal payments and lowering the overall monthly obligations. Additionally, we named three general managers to lead Telepresence, Voice for SMB, and Voice for SME.  Combined with a cost saving from our late second quarter and third quarter 2008 headcount reduction of 10% and integration efforts, we are positioned to improve our productivity.”

“To grow both voice and video, we are expanding sales and increasing advertising.  The $2.0 million in gross proceeds from our increase in debt announced today meets our existing plan’s funding requirements for the year.  If appropriate, we may choose to accelerate certain programs; however, our commitment to profitable growth remains steadfast. We now have the right video team in place to improve distribution, which we believe will have a meaningful impact beginning in 2009,” concluded Johnson.

Financial Highlights for the Second Quarter of 2008 Compared to the First Quarter of 2008

•	Revenue was $8.0 million, up from $7.7 million.
o	Video revenue was $1.6 million, up from $1.4 million.
o	Voice and network revenue was $6.4 million, up from $6.3 million.
•	Gross profit was $3.7 million, or 46.8% of revenue, compared to $3.4 million, or 44.9% of revenue.
o	Voice and network services gross margin was 53.4%, compared to 52.4%.
o	Video gross margin improved to 20.8%, compared to 9.9%, reflecting a more normalized mix of video software and installation revenue and better managed installation process.
•	Total operating expense was $8.5 million including non-recurring $1.8 million in severance costs, compared to $6.6 million.
•
Net income was $4.4 million, or $0.15 per diluted share, compared to a net loss of $6.6 million, or $0.39 per share in first quarter 2008.  Second quarter 2008 Adjusted EBITDA was a loss of $1.3 million, compared to a loss of $1.6 million last quarter.  The improvement in EBITDA reflects improved gross margins and the initial impact of cost cutting programs.

•
At June 30, 2008, the cash and cash equivalents balance was $1.1 million. On August 14, the company announced it received $2.0 million in proceeds for increasing its six-year, interest only, non-amortizing debentures to an aggregate principal amount of $28.1 million, up from the $26.1 million principal announced on July 1st.

Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities.  A reconciliation can be found at the end of this release.

Recent Corporate Highlights

•	Hired J.D. Vaughn as Vice President of Worldwide Telepresence Sales, who has grown video businesses while at Polycom and Accord Networks.
•
Launched a digital phone service with Costco Wholesale® to offer a combined business phone service and business phone system package to Costco's Membership, targeted at members running small businesses with twenty-five or fewer employees. This segment represents over 60% of all registered businesses in the U.S.

•
Restructured outstanding convertible debentures aggregating $10.8 million and all shares of its outstanding Series A Preferred Stock with a stated value of $15.3 million with six-year, interest only, non-amortizing debentures in an aggregate principal amount of $26.1 million, which was increased to $28.1 million in August 2008.

•	Exhibited over multiple panels at InfoComm 2008.
•	Entered into an agreement with AMD to jointly develop telepresence focused Stream Computing technology and announced the first results of this ongoing joint technology effort.
•	Released Digital Presence technology platform version 3.4.3.
•
Expanded its voice channel program and market reach through an agreement with OneCall, a Boston-based unified communications solutions provider focused on the Real Estate and Financial Services markets.

•	Hired Salzwedel Financial Communications to conduct ongoing outreach with the investment community.

Conference Call Information
Management will conduct a conference call at 10:00 am PT/1:00 pm ET on August 14, 2008 to discuss the company’s second quarter 2008 results.  To access the call in the United States, dial 888-713-4199; to dial-in internationally, dial 617-213-4861 and enter passcode 27301419.  The call will also be broadcast live over the Internet and will be available for replay for 90 days at www.telanetix.com. A telephone replay will be available two hours after the call through August 16, 2008 by dialing 888-286-8010 for domestic callers and 617-801-6888 for international callers. All parties will need the following replay pass code 61894960.

About Telanetix, Inc.
Telanetix is a leading IP solutions provider offering telepresence and advanced communication services to the SMB and SME markets. By leveraging on ubiquitous network infrastructures, Telanetix’s solutions meet the real-world communications demands of its customers. The company’s core technologies include a Telepresence offering, called Digital Presence™, designed to create fully immersive and interactive meeting environments that incorporate voice, video and data from multiple locations into a single environment; and IP enabled enhanced services that give companies flexible calling solutions at a fraction of the price of traditional telecom providers. Additional information can be found at the Telanetix corporate website, www.telanetix.com.

Safe Harbor Statement
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

TELANETIX, INC.
Condensed Consolidated Balance Sheets

	June 30, 2008	December 31, 2007
	(Unaudited)
ASSETS
Current assets
Cash	$1,096,225	$3,779,821
Accounts receivable, net	2,831,633	2,406,885
Inventory	313,368	230,590
Prepaid expenses and other current assets	665,278	455,577
Total current assets	4,906,504	6,872,873
Property and equipment, net	5,728,841	5,844,421
Goodwill	7,509,469	6,934,304
Purchased intangibles, net	19,783,335	20,953,333
Other assets	1,042,338	738,024
Total assets	$38,970,487	$41,342,955
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,291,779	$1,897,165
Accrued liabilities	2,706,061	2,618,305
Line of credit	—	503,590
Deferred revenue	847,555	1,018,515
Deferred compensation, current portion	195,319	445,389
Current portion of capital lease obligations	997,545	1,200,989
Convertible debentures, current portion	—	3,670,734
Warrant and beneficial conversion feature liabilities	6,249,283	9,103,923
Total current liabilities	14,287,542	20,458,610
Non-current liabilities
Capital lease obligations, net of current portion	1,233,145	1,433,694
Deferred revenue	139,378	69,700
Convertible debentures, less current portion	17,394,973	1,003,178
Total non-current liabilities	18,767,496	2,506,572
Total liabilities	33,055,038	22,965,182
Stockholders' equity
Preferred stock, $.0001; Authorized:10,000,000; Issued and outstanding: None at June 30, 2008 and 13,000 at December 31, 2007	—	1
Common stock, $.0001 par value; Authorized: 200,000,000 shares; Issued and outstanding: 26,407,383 at June 30, 2008 and 23,079,576 at December 31, 2007	2,641	2,308
Additional paid in capital	30,681,127	39,011,923
Warrants	10,000	10,000
Accumulated deficit	(24,778,319)	(20,646,459)
Total stockholders' equity	5,915,449	18,377,773
Total liabilities and stockholders' equity	$38,970,487	$41,342,955

TELANETIX, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
		(Restated)		(Restated)
Revenues
Product revenues	$1,554,463	$1,996,023	$2,806,718	$2,413,749
Service revenues	6,444,072	49,050	12,848,578	93,592
Total revenues	7,998,535	2,045,073	15,655,296	2,507,341

Cost of revenues
Cost of product revenues	1,245,696	1,916,349	2,384,657	2,018,400
Cost of service revenues	3,006,204	48,844	6,089,229	88,498
Total cost of revenues	4,251,900	1,965,193	8,473,886	2,106,898
Gross profit	3,746,635	79,880	7,181,410	400,443

Operating expenses
Selling, general and administrative	5,973,945	936,435	10,504,968	2,200,444
Research, development and engineering	1,775,270	208,196	3,044,207	388,903
Depreciation	211,778	19,770	405,197	32,744
Amortization of purchased intangibles	584,998	4,000	1,169,998	4,000
Total operating expenses	8,545,991	1,168,401	15,124,370	2,626,091
Operating loss	(4,799,356)	(1,088,521)	(7,942,960)	(2,225,648)

Other income (expense)
Interest income	9,253	15,104	16,793	22,644
Interest expense	(1,722,850)	(1,023,071)	(2,988,445)	(1,527,051)
Change in fair market value of derivative liabilities	10,941,244	711,412	8,732,752	(3,210,784)
Gain on disposal of fixed assets	—	4,339	—	4,339
Total other income (expense)	9,227,647	(292,216)	5,761,100	(4,710,852)
Net income (loss)	4,428,291	(1,380,737)	(2,181,860)	(6,936,500)
Series A preferred stock dividends, accretion and increase in stated value	(623,761)	—	(3,178,003)	—
Net income (loss) applicable to common stockholders	$3,804,530	$(1,380,737)	$(5,359,863)	$(6,936,500)

Net income (loss) per share - basic	$0.15	$(0.09)	$(0.22)	$(0.44)

Net income (loss) per share – diluted	$0.15	$(0.09)	$(0.22)	$(0.44)

Weighted average shares outstanding – basic	24,667,717	16,203,012	23,950,820	15,887,917

Weighted average shares outstanding - diluted	25,488,770	16,203,012	23,950,820	15,887,917

TELANETIX, INC.
Supplemental Table of Revenue Breakdown

Three months ended June 30,

	Video Solutions	Voice and Network Solutions	Total
2008
Revenues	$1,607,797	$6,390,738	$7,998,535

2007
Revenues	$2,045,073	$—	$2,045,073

Six months ended June 30,

	Video Solutions	Voice and Network Solutions	Total
2008
Revenues	$2,971,732	$12,683,564	$15,655,296

2007
Revenues	$2,507,341	$—	$2,507,341

TELANETIX, INC.
Reconciliation from Net Income to EBITDA and Adjusted EBITDA

	Three months ended
	June 30, 2008	March 31, 2008
Net Income (loss)	$4,428,291	$(6,610,151)
Depreciation and amortization of purchased intangibles	1,038,053	1,011,824
Interest expense	1,722,850	1,265,595
EBITDA	7,189,194	(4,332,732)
Adjustments for certain non-cash expenses:
Change in fair market value of warrant and beneficial conversion feature liabilities	(10,941,244)	2,208,492
Stock and warrant compensation (1)	2,418,342	442,393
Adjusted EBITDA	$(1,333,708)	$(1,681,847)

(1) Stock-based and warrant compensation for the period ended June 30, 2008 included $1.8 million in severance costs, including accelerated vesting and modifications to options.